UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2011

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32976	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pursuant to a Rule 10b5-1 trading plan entered into between Peter F. McAree, Senior Vice President and Chief Financial Officer of Caliper Life Sciences, Inc. (“Caliper”), and a broker on December 14, 2010, Mr. McAree plans to sell a maximum of 22,500 shares of common stock of Caliper.  Under the terms of such trading plan, sales of shares of Caliper common stock may commence on January 17, 2011, and may continue until the trading plan expires on December 31, 2011.  The trading plan specifies a certain number of shares to be sold each quarter at certain limit prices.

Mr. McAree entered into the trading plan as part of his personal long-term investment strategy for asset diversification and liquidity and he will have no control over the timing of the sales of shares of common stock under the trading plan.

The trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Caliper’s insider trading policy.  Rule 10b5-1 allows corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information.  Subsequent receipt by the insider of material, non-public information will not prevent pre-arranged transactions under the Rule 10b5-1 plan from being executed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

January 18, 2011	By:	/s/ Peter F. McAree

Peter F. McAree
Senior Vice President and CFO

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